COMMUNITY BANK SYSTEM, INC.
Statement re Earnings Per Share Computation


                                   EXHIBIT 11
                                   ----------

                                          Three Months Ended               Year Ended
                                              December 31,                December 31,
                                          ------------------          -------------------
                                          1995           1994         1995           1994
                                          ----           ----         ----           ----

Primary Earnings Per Share

Net Income ........................     3,116,887      2,347,347    11,469,905     10,109,218
Dividends on
  preferred shares ................      (151,875)             0      (354,375)             0
                                       ----------     ----------   -----------    -----------
Income applicable
  to common stock .................     2,965,012      2,347,347    11,115,530     10,109,218
                                       ==========     ==========   ===========    ===========
Weighted average number
  of common shares ................     3,675,921      2,778,824     3,228,644      2,764,454
Add: Shares issuable from
  assumed exercise of
  incentive stock options .........        36,848         41,976        32,561         50,256
                                       ----------     ----------   -----------    -----------
Weighted average number of
  common shares--adjusted .........     3,712,769      2,820,800     3,261,205      2,814,710
                                       ==========     ==========   ===========    ===========
Primary earnings per share ........    $     0.80     $     0.83   $      3.41    $      3.59
                                       ==========     ==========   ===========    ===========
Fully Diluted Earnings Per Share

Income applicable to
  common stock ....................     2,965,012      2,347,347    11,115,530     10,109,218
                                       ==========     ==========   ===========    ===========
Weighted average number of
  common shares--adjusted .........     3,712,769      2,820,800     3,271,305      2,814,710
Add: Equivalent number of
  common shares assuming
  conversion of preferred..........
                                       ----------     ----------   -----------    -----------
Weighted average number of
  common shares--adjusted .........     3,712,769      2,820,800     3,271,305      2,814,710
                                       ==========     ==========   ===========    ===========
Fully diluted earnings per share ..    $     0.80     $     0.83   $      3.40    $      3.59
                                       ==========     ==========   ===========    ===========

                                        1